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                                                                      EXHIBIT 11

STATEMENT  RE:  COMPUTATION OF EARNINGS PER SHARE
($000's omitted, except for per share data)


                                                            Three Months Ended           Six Months Ended
                                                                  June 30,                    June 30,
                                                              1994         1993           1994        1993
                                                            ---------   -----------     ----------  ---------
                                                                 (000's omitted except for per share data)
Average shares outstanding                                   7,976        7,612            7,975        7,582

Net effect of dilutive stock options
  based on the treasury stock method
  using average market price                                   185          188              172          176
                                                            ------       ------           ------       ------

                                  TOTALS                     8,161        7,800            8,147        7,758
                                                            ======       ======           ======       ======

Income before cumulative
  effect of accounting change                               $1,613       $1,901           $3,268       $2,770
Cumulative effect of change in accounting                      -0-          -0-              -0-          390
                                                            ------       ------           ------       ------
                              NET INCOME                    $1,613       $1,901           $3,268       $3,160
                                                            ======       ======           ======       ======
Earnings per share:
  Income before cumulative
    effect of change in accounting                          $  .20       $  .24           $  .40       $  .36
  Cumulative effect of change in accounting                    -0-          -0-              -0-          .05
                                                            ------       ------           ------       ------
          NET INCOME PER SHARE                              $  .20       $  .24           $  .40       $  .41
                                                            ======       ======           ======       ======




Note: Fully diluted calculation is not presented because dilution is less than 3%.





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